Exhibit 23





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-39708) of AT&T Corp. of our report dated July 1, 2004 relating to the financial statements and supplemental schedule of the AT&T Retirement Savings and Profit Sharing Plan, which appears in this Form 11-K.





PricewaterhouseCoopers LLP

New York, NY
July 9, 2004